                                                                            Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42133 and Post-Effective Amendment No. 1 to Registration Statement No. 333-42133 of Ingersoll-Rand Company Limited on Form S-8 of our report dated June 27, 2003, relating to the financial statements of the Ingersoll-Rand Company Savings and Stock Investment Plan (the "Plan") as of and for the year ended December 31, 2002, appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
June 28, 2004